Exhibit 99.1 Media Contact: Emily Heffter press@zillow.com Zillow Announces Leadership Promotions to Increase Focus on End-to-End Customer Experience Jeremy Wacksman named Chief Operating Officer and Susan Daimler named President of Zillow as company aligns teams to create a seamless real estate experience for customers SEATTLE, Feb. 22, 2021 — Zillow Group, which is transforming the way people buy, sell, rent and finance homes, today announced that Jeremy Wacksman has been promoted to chief operating officer (COO) and Susan Daimler has been promoted to president of Zillow as the company works to reimagine real estate. The executive promotions are part of an organizational alignment that will centralize Zillow’s product, partner, engineering and operations teams across the company with a greater focus on the end-to-end customer experience, including solutions for buyers, sellers and renters. In his new COO role, Wacksman will be responsible for creating more connectivity among Zillow’s lines of business in order to seamlessly serve Zillow customers on their moving journey. He will continue to report to Chief Executive Officer and co-founder Rich Barton. “Jeremy has been an extraordinary leader and strategist over his 11-year tenure at Zillow, consistently achieving results and demonstrating Zillow’s core values,” Barton said. “I have full confidence that Jeremy and Zillow’s senior leadership are now organized to deliver on an integrated customer transaction experience. I’m thrilled to continue leading this talented management team as we help customers unlock life’s next chapter.” Since joining Zillow in 2009, Wacksman has held multiple roles, including most recently as president of Zillow and as chief marketing officer from 2015-2018. Before joining Zillow, Jeremy spent time at Microsoft and at Trilogy, a software company. He has a Bachelor of Science in Computer Engineering from Purdue University and a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University. In her new role as president of Zillow, Daimler will report to Wacksman and lead an integrated product team for buyers and sellers, which will help institutionalize the company’s customer focus as Zillow grows and scales. Daimler will continue to oversee the Premier Agent business, championing and focusing on Zillow’s partner agents as a key element of the company’s customer-focused strategy. Additionally, Daimler will continue to manage StreetEasy and the corporate relations function.

As the leader of Zillow Premier Agent since 2018, Daimler has led strong revenue growth and helped drive record profitability. Daimler previously led StreetEasy as general manager. She joined Zillow in 2012 after the company’s acquisition of Buyfolio, a co-shopping platform she co-founded. Daimler has a Bachelor of Arts in English from Johns Hopkins University. “Susan is an important and deeply influential voice in the real estate industry and a highly respected leader within the company, for good reason,” Barton said. “She has a track record of driving great results and keeping a relentless focus on our customers and our partners. I’m delighted to have Susan and Jeremy as key parts of Zillow’s top-notch team of leaders, and I’ve never been more excited about our future.” About Zillow Group: Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter. As the most-visited real estate website in the United States, Zillow® and its affiliates offer customers an on- demand experience for selling, buying, renting or financing with transparency and nearly seamless end-to- end service. Zillow Offers® buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Home Loans™, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase. Zillow recently launched Zillow Homes, Inc., a licensed brokerage entity, to streamline Zillow Offers transactions. Zillow Group’s affiliates and subsidiaries include Zillow®, Zillow Offers®, Zillow Premier Agent®, Zillow Home Loans™, Zillow Closing Services™, Zillow Homes, Inc., Trulia®, Out East®, StreetEasy® and HotPads®. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).